Exhibit 99.1

A.D.A.M., Inc. Announces Financial Results for Fourth Quarter and Year-End 2008

Total license revenues increase 8% for the year; Content license revenues increase 19%;

Full-year Non-GAAP operating income of $5,711,000 hits 20% of revenues

ATLANTA, GA – March 17, 2009 – A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information and benefit technology solutions, today announced financial results for its fourth quarter and year ended December 31, 2008.

“We delivered profitable operating results even in a challenging economic environment while investing and repositioning the company for long-term growth,” said Kevin Noland, President and Chief Executive Officer of A.D.A.M. “We are very pleased with 19% growth in our health content licensing business which is a result of people and product investments we made previously. During 2008, we continued to invest in sales, marketing and customer service functions for Benergy as we look to grow our important broker channel and capitalize on the opportunities we see with larger employers. In addition, we replaced several internal product offerings with a broader suite of products that allows us to provide a more comprehensive product set for our broker and employer clients through new outsourced relationships. While this was underway, A.D.A.M. continued to generate positive operating cash flows and ended the year in a solid financial position. Based on the strength of our business model, we secured new long-term debt financing in the fourth quarter and with a lower cash interest rate.”

Fourth Quarter Highlights

License revenues for the fourth quarter ended December 31, 2008, which include both health content and Benergy products, were $6,367,000 as compared to $6,182,000 for the same period of 2007, an increase of 3%, primarily as a result of growth in health content licensing.

Total revenues for the fourth quarter ended December 31, 2008 were $7,406,000 as compared to $7,633,000 for the same period of 2007, a decrease of 3%. Fourth quarter revenues were primarily impacted as a result of a professional services contract relating to the Company’s education business in excess of $350,000 that occurred in the prior year period.

Net loss for the fourth quarter ended December 31, 2008 was $2,007,000 or $0.19 per share on a fully diluted basis as compared to a profit of $1,824,000 or $0.17 per share on a fully diluted basis for the same period of 2007. The fourth quarter of 2008 included charges of $3,006,000 relating to facility consolidation and loan refinance expenses, while 2007 included an income tax benefit of $1,510,000, related to the Company’s utilization of its net operating loss carryforward.

Adjusted non-GAAP operating income for the fourth quarter ended December 31, 2008 was $1,642,000, or 22% of revenues, compared to $1,624,000, or 21%, for the same period in 2007. Adjusted EBITDA was $2,023,000, or 27% of revenues, for the fourth quarter ended December 31, 2008 as compared to $2,215,000, or 29% for the same period of 2007.

During the fourth quarter, the Company expanded its credit facility to include a term loan of $10,000,000 and a revolving credit facility of $3,000,000. In conjunction with the new facility, the Company terminated its agreement with its previous lender and recorded a non-cash charge of $813,000 related to the write-off of unamortized financing fees and the issuance of warrants related to the termination of the prior agreement.

Also completed in the fourth quarter was the Company’s facility consolidation program. This program included an outsourcing arrangement with a third party to resell their financial service offerings, such as Flexible Spending Account administration, which will provide a broader and more comprehensive service offering to our customers. This allowed the Company to close two office facilities and reduce personnel related to several product offerings and consolidate support services into the Atlanta location. As a result, the Company recorded $2,193,000 in costs related to the facility consolidation program.

Full Year 2008 Financial Results

For the year ended December 31, 2008, revenues were $28,857,000, up 4% from $27,878,000 from the same period last year. License revenues for the year were $25,395,000 an increase of 8% in total and 19% related to health content licensing. This increase in license revenues was driven by expansion of the Company’s licensing customer base under multiple year contracts that generate recurring revenues for the Company. Product revenues for the year ended December 31, 2008, which are comprised of the Company’s products for the education market, were $1,182,000 as compared to $1,642,000 for the same period last year, a decline of 28%. The decrease in product revenues is a result of the market shift away from CD-ROM-based educational products and towards Web-based e-learning platforms. To meet the growing need for online education products, the Company expects to release a Web-based version of its core educational product later this year. Revenues from professional services for the year ended December 31, 2008 were $2,280,000 as compared to $2,673,000 for the same period last year, a decrease of 15%. The decrease in professional services revenue was a result of a large contract completed in 2007.

Adjusted non-GAAP operating income for the year ended December 31, 2008, was $5,711,000 or 20% of revenues compared to $6,046,000 or 22% of revenues in the prior year. During the year, the Company’s expenditures in sales and marketing increased by 49% as the Company completed expansion of its sales and marketing functions to better serve its customers and address new business opportunities.

Net income for the year ended December 31, 2008 was $38,000, and included $3,006,000 of facility consolidation and refinance charges. Non-GAAP net income for the year was $4,700,000 or 16% of revenues.

During 2008, the Company generated $5,962,000 in cash flow from operations and the Company’s cash on hand was $1,377,000 at December 31, 2008. During the year, the Company reduced its debt under long-term loan obligations by $10,000,000 and increased its unused line of credit by $1,000,000.

“The operational steps we took in 2008 better positions us to support our brokers, increase our sales and build a stronger brand presence with larger employers while reducing our overall operating expenditures going forward. While there are certain unknowns relating to the economy in the next several quarters, we believe we have excellent prospects long-term with healthy profit margins and strong cash flow. A.D.A.M. is uniquely positioned to address the needs of employers and healthcare organizations as well as consumers who continue to bear more of the cost and management of their benefits and healthcare,” Mr. Noland concluded.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, facility consolidation charges, debt refinancing costs, and the income tax benefits from valuation of future tax loss carryforwards.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets, facility consolidation and the other listed items in the GAAP to Non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;
•	Evaluating the operating performance of our company;
•	Managing and comparing performance internally and externally against our peers; and
•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

Conference Call and Earnings Release Information

A.D.A.M. will conduct its fourth quarter and year-end 2008 earnings conference call on March 17, 2009 at 10:00AM Eastern Time (ET). To participate in the call, please dial 866-624-3372 approximately five minutes prior to the start time. International callers may dial 706-758-3874. A digital replay will be available at 12:00 PM ET the same day by dialing 800-633-8284 or 402-977-9140 with reservation code 21. The telephone replay will be available until March 31, 2009. To listen to a replay of the call online, visit www.adam.com.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits management solutions to healthcare organizations, employers, consumers, and educational institutions. With an industry-leading employee and benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. empowers consumers to get smart about their health and wellness, while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-755-ADAM.

###

Contact:

A.D.A.M., Inc.

Investor Relations

Victor Thompson

404-806-1396

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Fourth Quarter, 2008 and 2007

(numbers in thousands, except per share data)

	Three Months Ended December 31,				% Increase (Decrease)
	2008	% of Revenues	2007	% of Revenues
Revenues, net:
Licensing	$6,367	86%	$6,182	81%	3%
Product	257	3%	330	4%	-22%
Professional services and other	782	11%	1,121	15%	-30%

Total revenues, net	7,406	100%	7,633	100%	-3%

Cost of Revenues:
Cost of revenues	1,218	16%	1,487	19%	-18%
Cost of revenues—amortization	261	4%	471	6%	-45%

Total cost of revenues	1,479	20%	1,958	26%	-24%

Gross Profit	5,927	80%	5,675	74%	4%

Operating expenses:
Product and content development	1,209	16%	1,440	19%	-16%
Sales and marketing	2,319	31%	1,674	22%	39%
General and administrative	4,041	55%	1,730	23%	134%

Total operating expenses	7,569	102%	4,844	63%	56%

Operating income	(1,642)	-22%	831	11%	(a)

Interest expense	366	5%	614	8%	-40%
Interest income	(1)	0%	(97)	-1%	(a)

Income before income taxes	(2,007)	-27%	314	4%	(a)
Income tax benefit	—	0%	(1,510)	-20%	(a)

Net Income	$(2,007)	-27%	$1,824	24%	(a)

Earnings Per Share
Basic	$(0.20)		$0.19
Diluted	$(0.19)		$0.17

Weighted Average Common Shares Outstanding
Basic	9,876		9,628
Diluted	10,390		10,885

(a) not meaningful

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Year-to-Date, 2008 and 2007

(numbers in thousands, except per share data)

	Twelve Months Ended December 31,
		% of		% of	% Increase
	2008	Revenues	2007	Revenues	(Decrease)
Revenues, net:
Licensing	$25,395	88%	$23,563	84%	8%
Product	1,182	4%	1,642	6%	-28%
Professional services and other	2,280	8%	2,673	10%	-15%

Total revenues, net	28,857	100%	27,878	100%	4%

Cost of Revenues:
Cost of revenues	4,201	14%	5,092	18%	-17%
Cost of revenues– amortization	1,699	6%	1,477	6%	15%

Total cost of revenues	5,900	20%	6,569	24%	-10%

Gross Profit	22,957	80%	21,309	76%	8%

Operating expenses:
Product and content development	4,297	15%	4,666	17%	-8%
Sales and marketing	8,961	31%	6,026	21%	49%
General and administrative	7,897	27%	5,858	21%	35%

Total operating expenses	21,155	73%	16,550	59%	28%

Operating income	1,802	6%	4,759	17%	-62%

Interest expense	1,495	5%	2,565	9%	-42%
Interest income	(27)	0%	(235)	-1%	-89%
Loss on sale of investments	296	1%	—	0%	(a )

Income before income taxes	38	0%	2,429	9%	(a )
Income tax benefit	—	0%	(1,510)	-5%	(a )

Net Income	$38	0%	$3,939	14%	(a )

Earnings Per Share
Basic	$0.00		$0.42
Diluted	$0.00		$0.38

Weighted Average Common Shares Outstanding
Basic	9,813		9,461
Diluted	10,642		10,442

(a) not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Fourth Quarter, 2008 and 2007

(numbers in thousands, except per share data)

	Three Months Ended December 31,
	2008	2008	2007	2007	% Increase/
	GAAP	Non-GAAP	GAAP	Non-GAAP	Decrease

Reconciliation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$(1,642)	$(1,642)	$831	$831

Severance (2)		—		529
Facility consolidation (3)		2,193		—
Loan refinance (4)		813		—
Stock-based compensation (5)		278		264

Non-GAAP Operating Income		$1,642		$1,624	1%

GAAP Net Income	$(2,007)	$(2,007)	$1,824	$1,824

Severance (2)		—		529
Facility consolidation (3)		2,193		—
Loan refinance (4)		813		—
Stock-based compensation (5)		278		264
Amortization of purchased intangibles (6)		188		188
Income tax expense (benefit) (7)		—		(1,510)

Non-GAAP Net Income		$1,465		$1,295	13%

Diluted Earnings Per Share	$(0.19)	$0.14	$0.17	$0.12

Diluted common shares outstanding	10,390	10,390	10,885	10,885

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$(2,007)		$1,824

Severance (2)		—		529
Facility consolidation (3)		2,193		—
Loan refinance (4)		813		—
Interest expense (income), net		365		517
Stock-based compensation (5)		278		264
Amortization of purchased intangibles (6)		188		188
Depreciation		121		120
Amortization of software development		72		283
Income tax expense (benefit) (7)		—		(1,510)

Adjusted EBITDA		$2,023		$2,215	-9%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Severance for former employees of OnlineBenefits.
(3)	Consolidation of facilities and support services into Atlanta.
(4)	Cost to refinance long-term debt.
(5)	Stock-based compensation related to non-cash charges for stock options.
(6)	Amortization of customer list and purchased software acquired with Online Benefits.
(7)	Income tax benefit adjustment for expected future use of NOL carryforwards.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Year-to-Date, 2008 and 2007

(numbers in thousands, except per share data)

	Twelve Months Ended December 31,
	2008	2008	2007	2007	% Increase/
	GAAP	Non-GAAP	GAAP	Non-GAAP	Decrease

Reconciliation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$1,802	$1,802	$4,759	$4,759

Severance (2)		—		529
Facility consolidation (3)		2,193		—
Loan refinance (4)		813		—
Stock-based compensation (5)		903		758

Non-GAAP Operating Income		$5,711		$6,046	-6%

GAAP Net Income	$38	$38	$3,939	$3,939

Severance (2)		—		529
Facility consolidation (3)		2,193		—
Loan refinance (4)		813		—
Stock-based compensation (5)		903		758
Amortization of purchased intangibles (6)		753		753
Income tax expense (benefit) (7)		—		(1,510)

Non-GAAP Net Income		$4,700		$4,469	5%

Diluted Earnings Per Share	$0.00	$0.44	$0.38	$0.43

Diluted common shares outstanding	10,642	10,642	10,442	10,442

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$38		$3,939

Severance (2)		—		529
Facility consolidation (3)		2,193		—
Loan refinance (4)		813		—
Interest expense (income), net		1,468		2,330
Stock-based compensation (5)		903		758
Amortization of purchased intangibles (6)		753		753
Depreciation		450		450
Amortization of software development		946		724
Income tax expense (benefit) (7)		—		(1,510)
Loss on sale of investments (8)		296		—

Adjusted EBITDA		$7,860		$7,973	-1%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Severance for former employees of OnlineBenefits.
(3)	Consolidation of facilities and support services into Atlanta.
(4)	Costs to refinance long-term debt.
(5)	Stock-based compensation related to non-cash charges for stock options.
(6)	Amortization of customer list and purchased software acquired with Online Benefits.
(7)	Income tax benefit adjustment for expected future use of NOL carryforwards.
(8)	Recognition of loss from sale of interest bearing short term investments.

A.D.A.M., Inc.

Consolidated Balance Sheets

December 31, 2008 and 2007

(numbers in thousands)

	December 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,377	$5,425
Short term investments	—	2,809
Accounts receivable, net	3,986	3,940
Restricted cash	47	46
Inventories, net	33	65
Prepaids and other current assets	597	839
Deferred income tax asset	558	793

Total current assets	6,598	13,917

Non-current assets
Property and equipment, net	1,592	801
Intangible assets, net	9,979	9,953
Goodwill	27,617	27,468
Other assets	206	152
Deferred financing costs, net	92	852
Deferred income tax asset	7,062	6,827

Total non-current assets	46,548	46,053

Total Assets	$53,146	$59,970

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payables and accrued expenses	$3,880	$3,658
Deferred revenue	5,995	5,676
Current portion of long-term debt	2,000	3,250
Current portion of capital lease obligations	44	105

Total current liabilities	11,919	12,689

Non-current liabilities
Capital lease obligations, net of current portion	112	85
Other liabilities	1,293	899
Long-term debt, net of current portion	8,000	16,750

Total non-current liabilities	9,405	17,734

Stockholders’ equity
Common stock	102	100
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	58,475	56,406
Unrealized loss on investments	—	(166)
Accumulated deficit	(25,667)	(25,705)

Total stockholders’ equity	31,822	29,547

Total Liabilities and Stockholders’ Equity	$53,146	$59,970

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Year-to-Date, 2008 and 2007

(numbers in thousands)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2007
	(Unaudited)

Cash flows from operating activities
Net income	$38	$3,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,149	1,927
Deferred tax asset	—	(1,510)
Deferred financing cost amortization and write-off	852	339
Loss on sale of assets	249	4
Loss on sale of investments	296	—
Stock-based compensation expense	903	758
Warrants expense	366	—
Changes in assets and liabilities:
Accounts receivable	(46)	(858)
Inventories	32	9
Prepaids and other assets	188	833
Accounts payable and accrued liabilities	222	(417)
Deferred revenue	319	1,229
Other liabilities	394	(414)

Net cash provided by operating activities	5,962	5,839

Cash flows from investing activities
Purchases of property and equipment	(1,426)	(387)
Proceeds from sale of property and equipment	2	7
Additional cost of previous acquisition	(149)	(195)
Net change in restricted cash	(1)	2,148
Software product and content development costs	(1,725)	(1,154)
Proceeds from sale of investments	2,716	—
Maturities and reclassifications of investments	—	—
Purchase of investments	(37)	(180)

Net cash provided by (used in) investing activities	(620)	239

Cash flows from financing activities
Payment on note payable	—	(1,500)
Payment on long-term debt	(20,000)	(5,000)
Payment of deferred financing costs	(91)	—
Proceeds from issuance of term note	10,000	—
Proceeds from exercise of common stock options	802	1,544
Repayments on capital leases	(101)	(143)

Net cash used in financing activities	(9,390)	(5,099)

Increase (Decrease) in cash and cash equivalents	(4,048)	979

Cash and cash equivalents, beginning of period	5,425	4,446

Cash and cash equivalents, end of period	$1,377	$5,425